UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue		57104
Sioux Falls, South Dakota		(Zip Code)
(Address of principal executive offices)

(605) 978-2908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 16, 2006, NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ: NWEC) (the “Company”) announced that its Board of Directors has named D. Louis Peoples as a Director of the Board, effective immediately. Peoples will stand for election at the Company’s next annual meeting.

Peoples is President and founder of Nyack Management Company, a nationwide business consulting and turnaround firm. He previously was chief executive officer and vice chairman of the board at Orange and Rockland Utilities, Inc. in Pearl River, N.Y., and executive vice president at Madison Gas and Electric Company in Madison, Wis. He has held various management positions with several other major energy-related companies throughout his 36-year career.

Peoples currently serves on the board of directors of the Center for Clean Air Policy and the Nevada Area Council, Boy Scouts of America. He lives in Incline Village, Nev.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

99.1*	Press Release of NorthWestern Corporation dated January 16, 2006

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:

Thomas J. Knapp

Vice President, General Counsel and Corporate Secretary

Date:  January 16, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

99.1*	Press Release of NorthWestern Corporation dated January 16, 2006

* filed herewith